Exhibit 99.1

Your vote P.O. BOX 8016, CARY, NC 27512-9903 matters! Have your ballot ready and please use one of the methods below for easy voting: Your control number Have the 12 digit control number located in the box above available when you access the website and follow the instructions. Axalta Coating Systems Ltd. Internet: www.proxydocs.com/AXTASM • Cast your vote online Special Meeting of Members • Have your Proxy Card ready • Follow the simple instructions to record your vote For Members of record as of [ ] 2026 Phone: 1-866-570-1775 [    ], 2026 [ ], Eastern Daylight Time • Use any touch-tone telephone Special meeting to be held virtually via the internet—please • Have your Proxy Card ready visit www.proxydocs.com/AXTASM for more details. • Follow the simple recorded instructions Mail: • Mark, sign and date your Proxy Card • Fold and return your Proxy Card in the postage- YOUR VOTE IS IMPORTANT! paid envelope provided PLEASE VOTE BY: [ ], Eastern Daylight Time, [ ], 2026. Virtual: You must register to attend the meeting online This proxy is being solicited on behalf of the Board of Directors and/or participate at www.proxydocs.com/AXTASM The undersigned hereby appoints Chris Villavarayan, Carl Anderson and Alex Tablin-Wolf, or any of them, as proxies, each with the power to appoint their substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side of this ballot, all of the common shares of AXALTA COATING SYSTEMS LTD. that the undersigned is entitled to vote at the Special Meeting of Members (the “Special Meeting”) to be held at [ ], Eastern Daylight Time on [ ], 2026, and any adjournment or postponement thereof. This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted FOR each of the proposals contained herein in accordance with the Board of Directors’ recommendations. You are encouraged to specify your choice by marking the appropriate box (SEE REVERSE SIDE) but you need not mark any box if you wish to vote in accordance with the Board of Directors’ recommendation. The named proxies cannot vote your shares unless you sign and date (on the reverse side) and return this card. PLEASE BE SURE TO SIGN AND DATE THIS PROXY CARD AND MARK ON THE REVERSE SIDE Copyright © 2026 BetaNXT, Inc. or its affiliates. All Rights Reserved

AXALTA

Axalta Coating Systems Ltd. Special Meeting of Members

Please make your marks like this: ☒

THE BOARD OF DIRECTORS RECOMMENDS A VOTE:
FOR PROPOSALS 1, 2, 3 AND 4

PROPOSAL	YOUR VOTE FOR	YOUR VOTE AGAINST	YOUR VOTE ABSTAIN	BOARD OF DIRECTORS RECOMMENDS
1. To approve and adopt, with immediate effect, the amendment and restatement of the Second Amended and Restated Bye-Laws of Axalta Coating Systems Ltd. ("Axalta") to provide for approval at a general meeting of any resolution for the merger or amalgamation of Axalta with any other company by the affirmative vote of a majority of the votes cast by Axalta members that are present (in person or by proxy) and voting at such general meeting and the quorum for such general meeting shall be as set forth in bye-law 26 of Axalta's Second Amended and Restated Bye-Laws.	☐	☐	☐	**FOR**
2. To approve and adopt the Merger Agreement, dated as of November 18, 2025, amended by Amendment No. 1 to Merger Agreement, dated as of May 27, 2026 (the "Merger Agreement Amendment"), and as it may be further amended from time to time (the "Merger Agreement"), by and between Axalta and Akzo Nobel N.V. ("AkzoNobel"), the form of Statutory Merger Agreement to be entered into by and among (x) Axalta, AkzoNobel and an exempted company to be incorporated under the laws of Bermuda that is wholly-owned by AkzoNobel ("Merger Sub 2") and (y) Axalta, AkzoNobel and an exempted company to be incorporated under the laws of Bermuda that is wholly-owned by Merger Sub 2, respectively, and the consummation of the transactions contemplated therein, including the combination of the respective businesses of Axalta and AkzoNobel in accordance with the Merger Agreement (such proposal, the "Merger Proposal").	☐	☐	☐	**FOR**
3. To approve, by a nonbinding advisory vote, certain compensation that may be paid or become payable to named executive officers of Axalta in connection with the transactions contemplated by the Merger Agreement.	☐	☐	☐	**FOR**
4. To approve the adjournment of the Special Meeting by the Board of Directors of Axalta, if necessary or appropriate, to solicit additional proxies in the event there are not sufficient votes at the time of the Special Meeting to approve the Merger Proposal.	☐	☐	☐	**FOR**

Authorized Signatures - Must be completed for your instructions to be executed.
Please sign exactly as your name(s) appears on your account. If held jointly, all owners should sign. Trustees, administrators, etc., should include title and authority. Corporations and other entities should provide the full name of the corporation or other entity and title(s) of authorized person(s) signing below.

Signature (and Title if applicable) ______ Date ______

Signature (if held jointly) ______ Date ______